Exhibit 10.1

LaSalle Business Credit, LLC

Member ABN AMRO Group

135 South LaSalle Street

Suite 425

Chicago, Illinois 60603

(312) 904-8490

July 31, 2003

The Singing Machine Company, Inc.

6601 Lyons Road

Suite A-7

Coconut Creek, Florida 33071

Re:

Thirteenth Amendment

Gentlemen:

The Singing Machine Company, Inc., a Delaware corporation (“Borrower”) and LaSalle Business Credit, LLC, a Delaware limited liability company (“Lender”) have entered into that certain Loan and Security Agreement dated April 26, 2001 (the “Security Agreement”). From time to time thereafter, Borrower and Bank may have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrower and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

The Agreement hereby is amended as follows:

(a)

Paragraph (1) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

(1)

LOANS: Subject to the terms and conditions of the Agreement and the Other Agreements, Lender shall, absent the occurrence of an Event of Default, advance an amount up to the sum of the following sublimits (the “Loan Limit”):

(a)

Up to seventy percent (70%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith,

The Singing Machine Company, Inc.

July 31, 2003

of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower’s business) of Borrower’s Eligible Accounts; plus

(b)

Subject to subparagraph (3)(a) of this Exhibit A, the lesser of: up to twenty-five percent (25%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, of the lower of the cost of market value of Borrower’s Eligible Inventory or Six Million and No/100 Dollars ($6,000,000.00) during the period of August 1, 2003 through August 20, 2003; provided, however, that said sublimit shall reduce by sixty percent (60%) of the cost of inventory sold after the first Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) in Borrower’s cost of sales until said sublimit reaches zero; plus

(c)

Subject to subparagraph (3)(a) of this Exhibit A, up to sixty percent (60%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, against the face amount of commercial Letters of Credit issued or guaranteed by Lender for the purpose of purchasing Eligible inventory; provided, that such commercial Letters of Credit are in form and substance satisfactory to Lender or up to Three Million and No/100 Dollars ($3,000,000.00) during the period of August 1 2003 through August 20, 2003; minus

(d)

Such reserves as Lender elects, in its sole discretion exercised in good faith, to establish from time to time;

provided, that the Loan Limit shall in no event exceed Ten Million and No/100 Dollars ($10,000,000.00) during the period of August 1, 2003 through August 20, 2003, (the “Maximum Loan Limit”), except as such amount may be increased or, following the connection therewith in the ordinary course of Borrower’s business) of Borrower’s Eligible Accounts; plus

2.

This Amendment shall not become effective until fully executed by all parties hereto.

3.

Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated

The Singing Machine Company, Inc.

July 31, 2003

hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

LASALLE BUSINESS CREDIT, LLC, A

DELAWARE LIMITED LIABILITY COMPANY

By   /s/ Casey Orlowsky

Title  Vice President

ACKNOWLEDGED AND AGREED TO

this 31st day of July, 2003.

The Singing Machine Company, Inc.

By /s/ Yi Ping Chan

Yi Ping Chan

Title: Chief Operating Officer

By /s/ April J. Green

April J. Green

Title: Chief Financial Officer